LifeVantage Announces Financial Results for the
First Quarter of Fiscal 2024

Salt Lake City, UT, November 9, 2023, LifeVantage Corporation (Nasdaq: LFVN), a leading health and wellness company with products designed to activate optimal health processes, today reported financial results for its first fiscal quarter ended September 30, 2023.
First Quarter Fiscal 2024 Summary*:
•Revenue of $51.4 million, a decrease of 0.8% from the prior year period. Excluding the negative impact of foreign currency fluctuations, first quarter revenue was down approximately 0.2%;
•Revenue in the Americas increased 5.9%, including a 6.5% increase in the United States. Revenue in Asia/Pacific & Europe decreased 16.6% and was down approximately 14.6% excluding the negative impact of foreign currency fluctuations;
•Total active accounts declined 10.5% from the prior year period to 137,000, reflecting a 7.5% decline in the Americas and a 17.0% decline in Asia/Pacific & Europe;
•Net income per diluted share were $0.05, versus $0.05 per diluted share a year ago;
•Adjusted earnings per diluted share was $0.13, compared to $0.06 a year ago; and
•Adjusted EBITDA increased 41.4% to $4.0 million.
* All comparisons are on a year over year basis and compare the first quarter of fiscal 2024 to the first quarter of fiscal 2023, unless otherwise noted.
“We are very pleased with our first quarter results, which further demonstrate the effectiveness of LV360 in driving growth and profitability,” said Steve Fife, President and Chief Executive Officer of Life Vantage. “Revenue in the U.S. was up 6.5%, reflecting continued strength in key products, including a 40% year-over-year increase in sales of TrueScience® Liquid Collagen. Adjusted EBITDA increased by 41% to $4 million and our Adjusted EBITDA margin improved by 230 basis points versus a year earlier. Our passionate base of independent Consultants continues to lean into the LV360 toolset, including the Evolve compensation plan and the Rewards Circle loyalty program, to grow their businesses by leveraging the power of LifeVantage’s unique position around Activating Wellness. Innovation should continue to provide a significant tailwind to our business as we recently introduced TrueScience® TrueRenew Daily Firming Complex and are launching TrueScience® Liquid Collagen in Mexico, the Philippines, and Canada in the second fiscal quarter. We remain confident in the direction and trajectory of our business and steadfast in our commitment to driving shareholder value.”
First Quarter Fiscal 2024 Results
For the first quarter ended September 30, 2023, the Company reported revenue of $51.4 million, a 0.8% decline over the first quarter of fiscal 2023. Excluding the negative impact of foreign currency fluctuations, first quarter revenue was down 0.2%. Revenue in the Americas region for the first quarter of fiscal 2024 increased 5.9%, including a 6.5% increase in the United States. Revenue in the Asia/Pacific & Europe region decreased 16.6% and was negatively impacted by foreign currency fluctuations. On a constant currency basis, revenue in Asia/Pacific & Europe decreased approximately 14.6% for the three months ended September 30, 2023.
Gross profit for the first quarter of fiscal 2024 was $41.2 million, or 80.2% of revenue, compared to $41.8 million, or 80.8% of revenue, for the same period in fiscal 2023. The decline in gross profit margin as a percentage of revenue was primarily driven by a shift in product sales mix, elevated raw material, manufacturing, shipping and warehouse fulfillment expenses during the quarter.
Commissions and incentives expense for the first quarter of fiscal 2024 was $22.5 million, or 43.8% of revenue, compared to $23.8 million, or 46.0% of revenue, for the same period in fiscal 2023. The decrease in commissions and incentives expense as a percentage of revenue was due primarily to changes in sales mix, as well as the timing and magnitude of promotional and incentive programs.

Selling, general and administrative (SG&A) expense for the first quarter of fiscal 2024 was $18.0 million, or 35.0% of revenue, compared to $16.7 million, or 32.3% of revenue, for the same period in fiscal 2023. Adjusted for nonrecurring expenses, which are detailed in the GAAP to non-GAAP reconciliation tables included at the end of this press release, adjusted non-GAAP SG&A expenses for the first quarter of fiscal 2024 were $16.6 million, or 32.4% of revenue, compared to adjusted non-GAAP SG&A expenses for the first quarter of fiscal 2023 of $16.6 million, or 32.1% of revenue.
Operating income for the first quarter of fiscal 2024 was $0.7 million compared to $1.3 million for the first quarter of fiscal 2023. Accounting for non-GAAP adjustments noted previously, adjusted non-GAAP operating income for the first quarter of fiscal 2024 was $2.1 million compared to $1.4 million for the first quarter of fiscal 2023.
Net income for the first quarter of fiscal 2024 was $0.6 million, or $0.05 per diluted share, consistent with the first quarter of fiscal 2023. Accounting for the non-GAAP adjustments noted previously, net of tax, adjusted non-GAAP net income for the first quarter of fiscal 2024 was $1.7 million, or $0.13 per diluted share, compared to adjusted non-GAAP income of $0.7 million, or $0.06 per diluted share for the first quarter of fiscal 2023.
Adjusted EBITDA was $4.0 million for the first quarter of fiscal 2024, versus $2.8 million for the comparable period in fiscal 2023.
Balance Sheet & Liquidity
The Company generated $4.8 million of cash from operations during the first three months of fiscal 2024 compared to using $1.3 million in the same period in fiscal 2023. Cash and cash equivalents at September 30, 2023 were $18.4 million, compared to $21.6 million at June 30, 2023, and there was no debt outstanding.
Dividend Announcement
Today the Company announced the declaration of a cash dividend of $0.035 per common share. The dividend will be paid on December 15, 2023 to all stockholders of record at the close of business on December 1, 2023.
Fiscal Year 2024 Guidance
The Company expects to generate revenue in the range of $216 million to $226 million in fiscal year 2024 and adjusted EBITDA of $16 million to $18 million, with adjusted earnings per share in the range of $0.52 to $0.62. The Company expects a full year tax rate of approximately 22% to 25%. This guidance reflects the current trends in the business. The Company's guidance for adjusted non-GAAP EBITDA and adjusted non-GAAP earnings per diluted share excludes any non-operating or non-recurring expenses that may materialize during fiscal 2024. The Company is not providing guidance for GAAP earnings per diluted share for fiscal 2024 due to the potential occurrence of one or more non-operating, one-time expenses, which the Company does not believe it can reliably predict.
Conference Call Information
The Company will hold an investor conference call today at 2:30 p.m. MST (4:30 p.m. EST). Investors interested in participating in the live call can dial (888) 886-7786 from the U.S. International callers can dial (416) 764-8658. A telephone replay will be available approximately two hours after the call concludes and will be available through Thursday, November 16, 2023, by dialing (844) 512-2921 from the U.S. and entering confirmation code 18370569, or (412) 317-6671 from international locations, and entering confirmation code 18370569.
There will also be a simultaneous, live webcast available on the Investor Relations section of the Company's web site at http://investor.lifevantage.com/events-and-presentations or directly at https://viavid.webcasts.com/starthere.jsp?ei=1637803&tp_key=8c7061d526. The webcast will be archived for approximately 30 days.
About LifeVantage Corporation
LifeVantage Corporation (Nasdaq: LFVN), the activation company, is a pioneer in nutrigenomics, the study of how nutrition and naturally occurring compounds affect human genes to support good health. The Company engages in the identification, research, development, formulation and sale of advanced nutrigenomic activators, dietary supplements, nootropics, pre- and pro-biotics, weight management, skin and hair care, bath & body, and targeted relief products. The Company’s line of scientifically-validated dietary supplements includes its flagship Protandim® family of products, LifeVantage® Omega+, ProBio, IC Bright®, Daily Wellness, Rise AM, Reset PM, and D3+ dietary supplements, the TrueScience® line of skin, hair, bath & body, and targeted relief products. The Company also markets and sells Petandim®, its companion pet supplement formulated to combat oxidative stress in dogs, Axio® its nootropic energy drink mixes, and PhysIQ, its smart weight management system. LifeVantage was founded in 2003 and is headquartered in Lehi, Utah. For more information, visit www.lifevantage.com.
Cautionary Note Regarding Forward Looking Statements
This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as "believe," "will," "hopes," "intends," "estimates," "expects," "projects," "plans," "anticipates," "look forward to," "goal," “may be,” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The declaration and/or payment of a dividend during any quarter provides no assurance as to future dividends, and the timing and amount of future dividends, if any, could vary significantly in comparison both to past dividends and to current expectations. Examples of forward-looking statements include, but are not limited to, statements we make regarding executing against and the benefits of our key initiatives, future growth, including geographic and product expansion, the impact of COVID-19 on our business, expected financial performance, and expected dividend payments in future quarters. Such forward-looking statements are not guarantees of performance and the Company's actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company's current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, further deterioration to the global economic and operating environments as a result of future COVID-19 developments, as well as those discussed in greater detail in the Company's Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q under the caption "Risk Factors," and in other documents filed by the Company from time to time with the Securities and Exchange Commission (the “SEC”). The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.
About Non-GAAP Financial Measures
We define Non-GAAP EBITDA as earnings before interest expense, income taxes, depreciation and amortization and Non-GAAP Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, stock compensation expense, other income, net, and certain other adjustments. Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We define Non-GAAP Net Income as GAAP net income less certain tax adjusted non-recurring one-time expenses incurred during the period and Non-GAAP Earnings per Share as Non-GAAP Net Income divided by weighted-average shares outstanding.
We are presenting Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share because management believes that they provide additional ways to view our operations when considered with both our GAAP results and the reconciliation to net income, which we believe provides a more complete understanding of our business than could be obtained absent this disclosure. Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share are presented solely as supplemental disclosure because: (i) we believe these measures are a useful tool for investors to assess the operating performance of the business without the effect of these items; (ii) we believe that investors will find this data useful in assessing shareholder value; and (iii) we use Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings Per Share internally as benchmarks to evaluate our operating performance or compare our performance to that of our competitors. The use of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share has limitations and you should not consider these measures in isolation from or as an alternative to the relevant GAAP measure of net income prepared in accordance with GAAP, or as a measure of profitability or liquidity.
The tables set forth below present reconciliations of Non-GAAP EBITDA, Non-GAAP Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Earnings per Share, which are non-GAAP financial measures to Net Income and Earnings per Share, our most directly comparable financial measures presented in accordance with GAAP.
Investor Relations Contacts:
Reed Anderson, ICR
(646) 277-1260
reed.anderson@icrinc.com

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except per share data)	September 30, 2023	June 30, 2023
ASSETS
Current assets
Cash and cash equivalents	$18,405	$21,605
Accounts receivable	2,504	1,612
Income tax receivable	149	241
Inventory, net	15,706	16,073
Prepaid expenses and other	5,137	4,753
Total current assets	41,901	44,284

Property and equipment, net	9,310	9,086
Right-of-use assets	9,801	8,738
Intangible assets, net	422	455
Deferred income tax asset	4,694	2,991
Other long-term assets	476	569
TOTAL ASSETS	$66,604	$66,123

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$6,763	$3,505
Commissions payable	6,788	6,651
Income tax payable	1,522	—
Lease liabilities	1,660	1,521
Other accrued expenses	7,966	7,932
Total current liabilities	24,699	19,609

Long-term lease liabilities	12,460	11,566
Other long-term liabilities	151	299
Total liabilities	37,310	31,474
Commitments and contingencies
Stockholders' equity
Preferred stock — par value $0.0001 per share, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock — par value $0.0001 per share, 40,000 shares authorized and 12,707 and 12,622 issued and outstanding as of September 30, 2023 and June 30, 2023, respectively	1	1
Additional paid-in capital	134,953	134,314
Accumulated deficit	(104,005)	(98,305)
Accumulated other comprehensive loss	(1,655)	(1,361)
Total stockholders’ equity	29,294	34,649
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$66,604	$66,123

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,
(In thousands, except per share data)	2023	2022
Revenue, net	$51,364	$51,774
Cost of sales	10,180	9,942
Gross profit	41,184	41,832

Operating expenses:
Commissions and incentives	22,473	23,813
Selling, general and administrative	17,962	16,729
Total operating expenses	40,435	40,542
Operating income	749	1,290

Other income (expense):
Interest income, net	168	—
Other income (expense), net	(88)	(438)
Total other income (expense)	80	(438)
Income before income taxes	829	852
Income tax expense	(200)	(242)
Net income	$629	$610
Net income per share:
Basic	$0.05	$0.05
Diluted	$0.05	$0.05
Weighted-average shares outstanding:
Basic	12,537	12,457
Diluted	13,109	12,495

LIFEVANTAGE CORPORATION AND SUBSIDIARIES

Revenue by Region
(Unaudited)

	Three Months Ended September 30,
(In thousands)	2023		2022
Americas	$38,514	75%	$36,369	70%
Asia/Pacific & Europe	12,850	25%	15,405	30%
Total	$51,364	100%	$51,774	100%

Active Accounts
(Unaudited)

	As of September 30,
	2023		2022		Change from Prior Year	Percent Change
Active Independent Consultants (1)
Americas	32,000	62%	37,000	59%	(5,000)	(13.5)%
Asia/Pacific & Europe	20,000	38%	26,000	41%	(6,000)	(23)%
Total Active Independent Consultants	52,000	100%	63,000	100%	(11,000)	(17.5)%

Active Customers (2)
Americas	66,000	78%	69,000	77%	(3,000)	(4.3)%
Asia/Pacific & Europe	19,000	22%	21,000	23%	(2,000)	(9.5)%
Total Active Customers	85,000	100%	90,000	100%	(5,000)	(5.6)%

Active Accounts (3)
Americas	98,000	72%	106,000	69%	(8,000)	(7.5)%
Asia/Pacific & Europe	39,000	28%	47,000	31%	(8,000)	(17.0)%
Total Active Accounts	137,000	100%	153,000	100%	(16,000)	(10.5)%

(1) Active Independent Consultants have purchased product in the prior three months for retail or personal consumption.
(2) Active Customers have purchased product in the prior three months for personal consumption only.
(3) Total Active Accounts is the sum of Active Independent Consultant accounts and Active Customer accounts.

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Non-GAAP Adjusted EBITDA
(Unaudited)

	Three Months Ended September 30,
(In thousands)	2023	2022
GAAP Net income	$629	$610
Interest (income) expense	(168)	—
Provision for income taxes	200	242
Depreciation and amortization	918	841
Non-GAAP EBITDA:	1,579	1,693
Adjustments:
Stock compensation expense	978	602
Other expense, net	88	438
Other adjustments(1)	1,345	89
Total adjustments	2,411	1,129
Non-GAAP Adjusted EBITDA	$3,990	$2,822

(1) Other adjustments breakout:
Class-action lawsuit expenses, net of recoveries	—	89
Key management severance expenses	100	—
Other nonrecurring legal and accounting expenses	1,245	—
Total adjustments	$1,345	$89

LIFEVANTAGE CORPORATION AND SUBSIDIARIES
Reconciliation of GAAP Net Income to Non-GAAP Net Income and Non-GAAP Adjusted EPS
(Unaudited)

	Three Months Ended September 30,
(In thousands)	2023	2022
GAAP Net income	$629	$610
Adjustments:
Class-action lawsuit expenses, net of recoveries	—	89
Key management severance expenses	100	—
Other nonrecurring legal and accounting expenses	1,245	—
Tax impact of adjustments(1)	(303)	(2)
Total adjustments, net of tax	1,042	87
Non-GAAP Net income:	$1,671	$697

	Three Months Ended September 30,
	2023	2022
Diluted earnings per share, as reported	$0.05	$0.05
Total adjustments, net of tax	0.08	0.01
Non-GAAP adjusted diluted earnings per share	$0.13	$0.06

(1) Tax impact is based on the estimated annual tax rate for the years ended June 30, 2024 and 2023, respectively.